EXHIBIT 99.1

LIONSGATE AND HEMISPHERE MEDIA LAUNCH PANTAYA,
FIRST PREMIUM SPANISH-LANGUAGE STREAMING
SERVICE
New Platform to be Distinguished by Breadth, Quality and Diversity of Content for Hispanic Audiences in the U.S.
Service Offers Exclusive Streaming Window for Recent Pantelion Releases
Santa Monica, CA and Miami, FL, August 1, 2017 – Global content leader Lionsgate (NYSE: LGF.A, LGF.B) and Hemisphere Media Group (NASDAQ: HMTV), which targets the high growth U.S. Hispanic and Latin American markets with leading broadcast, cable television and digital content platforms, have launched PANTAYA, the first Spanish-language over-the-top (OTT) service dedicated to premium content for the Hispanic community in the U.S., the two companies announced today.
The service features the largest, most current, and most diverse selection of Spanish-language blockbusters and critically acclaimed films from Latin America and Hollywood, the majority appearing exclusively on the PANTAYA platform.  The service’s deep slate of current and classic films will be complemented by documentaries, concerts and other original premium content.
“We’re proud to launch a Spanish-language streaming movie service distinguished by its breadth, quality and diversity,” said Lionsgate Chief Executive Officer Jon Feltheimer. “This platform is the next logical step in Lionsgate’s track record of serving the Hispanic consumer with high-end premium content through our Pantelion Films venture with Televisa.  By drawing upon the blockbuster films, vast libraries and world-class programming resources of its partners, PANTAYA is positioned to become a compelling value proposition for Spanish-language and bilingual audiences across the country.”
“We’re thrilled to be partnered with Lionsgate in the launch of the premier Spanish-language OTT platform that delivers first-run and bold content,” said Hemisphere Chief Executive Officer Alan Sokol. “PANTAYA is user friendly, accessible and will provide Hispanic movie lovers in the U.S. an entirely new way to watch movies and connect with their cultures.”

In addition to exclusive and first run access to all of Pantelion’s Spanish-language releases, PANTAYA will feature monthly films released “day-and-date” with their debut in Latin American theatres for the first time. PANTAYA’s slate encompasses: Pantelion’s unmatched Spanish-language movie catalogue, including box office hit No Manches Frida and the blockbuster Instructions Not Included, the highest-grossing Spanish-language film of all time; contemporary Latin American hits from Hemisphere’s unparalleled catalogue; classic titles featuring Latino icons, such as Pedro Infante, Maria Felix and Jorge Negrete; and films from Lionsgate’s 16,000-title library dubbed in Spanish, including the classic Dirty Dancing and the Crank action franchise as well as the Oscar®-nominated Amores Perros.
PANTAYA also provides subscribers exclusive monthly first run access to recent releases such as the animated hit Un Gallo Con Muchos Huevos, Ladrones starring Fernando Colunga and Eduardo Yañez, and ¿Que Le Dijiste a Dios?, a musical comedy based on the songs by the late Mexican artist Juan Gabriel. Other upcoming first run exclusive titles include the Dominican Republic theatrical success Domirriqueños and the latest installment of the Colombian hit franchise El Paseo.
 “PANTAYA will be the one-stop-shop for fans of Spanish-language films to find the best, biggest and newest titles from the Spanish-speaking world unavailable on other platforms,” said Pantelion Films and PANTAYA Chief Executive Officer Paul Presburger. “With our focus on exclusive premium content, our knowledge of the Hispanic consumer, and the breadth of our offering, we are positioned to deliver an OTT service to Spanish-language and bilingual consumers that is second to none.”
The service’s operations will be overseen by Presburger and Pantelion Chief Operating Officer Edward Allen.
For only $5.99 per month with a 7-day free trial, PANTAYA is available through the web and on iOS, Android and the Roku platform in the U.S. and Puerto Rico as well as to Prime members on Amazon Channels in the U.S. To learn more about PANTAYA, please visit www.pantaya.com

ABOUT PANTAYA
PANTAYA is the first-ever premium streaming destination for world-class movies in Spanish offering the largest selection of current and classic, commercial-free blockbusters and critically-acclaimed titles from the U.S. and Latin America. PANTAYA features first-run exclusive and original titles, including instant access to select movies available on the same day they debut theatrically in Latin America.
PANTAYA is available through the web and on iOS, Android and the Roku platform in the U.S. and Puerto Rico as well as to Prime members on Amazon Channels in the U.S. PANTAYA is a joint venture between global content leader Lionsgate (NYSE: LGF.A, LGF. B) and Hemisphere Media Group, Inc. (NASDAQ: HMTV), which targets the high growth U.S. Hispanic and Latin American markets with leading broadcast, cable television and digital content platforms. To learn more about PANTAYA, visit www.pantaya.com.

ABOUT LIONSGATE

The first major new studio in decades, Lionsgate is a global content platform whose films, television series, digital products and linear and over-the-top platforms reach next generation audiences around the world.  In addition to its filmed entertainment leadership, Lionsgate content drives a growing presence in interactive and location-based entertainment, gaming, virtual reality and other new entertainment technologies.  Lionsgate’s content initiatives are backed by a 16,000-title film and television library and delivered through a global licensing infrastructure.  The Lionsgate brand is synonymous with original, daring and ground-breaking content created with special emphasis on the evolving patterns and diverse composition of the Company’s worldwide consumer base.

ABOUT HEMISPHERE MEDIA GROUP, INC
Hemisphere Media Group, Inc. (NASDAQ:HMTV) is the only publicly traded pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with leading broadcast and cable television and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, and the leading broadcast television network in Puerto Rico, and has ownership interests in a new broadcast television network in Colombia and a Spanish-language OTT service in the U.S. Hemisphere's portfolio consists of:
—	Cinelatino, the leading Spanish-language movie channel with over 20 million subscribers across the U.S., Latin America and Canada, including 4.6 million subscribers in the U.S. and 16 million subscribers in Latin America, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean.
—	WAPA, Puerto Rico's leading broadcast television network with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA produces approximately 70 hours per week of top-rated news and entertainment programming.
—	WAPA America, the leading cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA. WAPA America is distributed in the U.S. to 5.3 million subscribers.
—	Pasiones, dedicated to showcasing the most popular telenovelas and serialized dramas, distributed in the U.S. and Latin America. Pasiones has 4.6 million subscribers in the U.S. and 13.5 million subscribers in Latin America.
—	Centroamerica TV, the leading network targeting Central Americans living in the U.S., the third-largest U.S. Hispanic group, featuring the most popular news, entertainment and soccer programming from Central America. Centroamerica TV is distributed in the U.S. to 4.1 million subscribers.
—	Television Dominicana, the leading network targeting Dominicans living in the U.S., featuring the most popular news, entertainment and baseball programming from the Dominican Republic. Television Dominicana is distributed in the U.S. to 3.3 million subscribers.

—	Canal Uno, a partnership with leading Colombian content producers, is one of only three national broadcast television networks in Colombia. The partnership was awarded a 10-year renewable broadcast TV concession for Canal Uno in Colombia in 2016. The concession provides the partnership with a rare opportunity to access one of Latin America's most robust and stable economies with an attractive television advertising market. It also provides Hemisphere the opportunity to produce high quality content, which can be repurposed on HMTV's channels and syndicated internationally. The partnership began operating the network on May 1, 2017.
—	PANTAYA, a cross-platform Spanish-language digital subscription service that is well positioned to be the dominant player in the Spanish-language digital/OTT space. Launched August 1, 2017, the service will allow audiences to access many of the best and most current Spanish-language films. It will include content from Hemisphere's movie library, Pantelion's U.S. theatrical titles, Lionsgate's movie library, and theatrical releases in Mexico.
—	REMEZCLA, an influential digital media company targeting English speaking and bilingual U.S. Hispanics aged 18-35 through innovative digital content. Hemisphere's investment is a complementary extension of its portfolio, broadening the Company's footprint and its reach with the highly coveted Millennial audience.
Roku is a registered trademark and Roku TV is a trademark of Roku, Inc. in the U.S. and in other countries.
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For more information, please contact:

Cristina Castañeda
Lionsgate
CCastaneda@lionsgate.com
(310) 255-5114

Erica Bartsch
Hemisphere
Sloane & Company
ebartsch@sloanepr.com
(212) 446-1875